UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

CARDIFF LEXINGTON CORPORATION

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

3753 Howard Hughes Parkway, Suite 200

Las Vegas, NV 89169

Notice of Action Taken Pursuant to Written Consent of Stockholders

Dear Stockholder:

The accompanying Information Statement is furnished to holders of shares of common stock of Cardiff Lexington Corporation (“we,” “us,” “our” or “our company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with an approval by written consent of the holders of our voting stock.

The purpose of this Notice and Information Statement is to notify our stockholders that, on November 14, 2025, we received written consents from stockholders to authorize the board of directors, in its discretion, to implement a reverse stock split of the Company’s outstanding common stock at a ratio of not less than 1-for-2 and not more than 1-for-6 at any time prior to March 31, 2026 (the “Reverse Split”).

Our board of directors approved the Reverse Split and recommended that our stockholders approve it as well. In connection with the adoption of the Reverse Split, our board of directors elected to seek the written consent of the holders of our outstanding voting shares in order to reduce associated costs and implement the Reverse Split in a timely manner.

This Notice and the accompanying Information Statement are being furnished to you to inform you that the Reverse Split has been approved by stockholders. The board of directors is not soliciting your proxy in connection with the Reverse Split and proxies are not requested from stockholders.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Daniel Thompson
Daniel Thompson
Chairman of the Board

December 1, 2025

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED

TO STOCKHOLDERS ON OR ABOUT DECEMBER 2, 2025

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

CARDIFF LEXINGTON CORPORATION

3753 Howard Hughes Parkway, Suite 200

Las Vegas, NV 89169

INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about December 2, 2025 to the holders of record of the outstanding common stock of Cardiff Lexington Corporation, a Nevada corporation (“we,” “us,” “our” or “our company”), as of the close of business on November 14, 2025 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated November 14, 2025 (the “Written Consent”), of stockholders owning as of the Record Date at least a majority of the outstanding shares of our common stock and preferred stock, voting together as a single class.

The Written Consent authorized the board of directors (the “Board”), in its discretion, to implement a reverse stock split of the Company’s outstanding common stock at a ratio of not less than 1-for-2 and not more than 1-for-6 at any time prior to March 31, 2026 (the “Reverse Split”). If the Board elects to implement the Reverse Split, we will implement the Reverse Split by filing a certificate of amendment to our amended and restated articles of incorporation (the “Charter Amendment”), the form of which is attached to this Information Statement as Appendix A, with the Nevada Secretary of State’s Office.

The Written Consent is sufficient under the Nevada Revised Statutes, our amended and restated articles of incorporation and our bylaws to approve the Reverse Split and the Charter Amendment. Accordingly, the Reverse Split and the Charter Amendment will not be submitted to the other stockholders for a vote, and this Information Statement is being furnished to such other stockholders to provide them with certain information concerning the Written Consent in accordance with the requirements of the Exchange Act, and the regulations promulgated under the Exchange Act, including Regulation 14C.

The Charter Amendment will be filed with the Nevada Secretary of State’s Office following determination of the Reverse Split ratio by the Board, but in no event prior to the expiration of the 20-day period mandated by Rule 14c of the Exchange Act.

1

AUTHORIZATION BY THE BOARD OF DIRECTORS AND STOCKHOLDERS

On November 14, 2025, the Board unanimously adopted resolutions to seek stockholder approval to authorize the Board, in its discretion, to implement the Reverse Split. In connection with the adoption of these resolutions, the Board elected to seek the written consent of stockholders in order to reduce associated costs and implement the Reverse Split in a timely manner. On November 14, 2025, Daniel Thompson, the Chairman of the Board, and Alex Cunningham, our Chief Executive Officer, and their affiliates entities (the “Majority Stockholders”), executed and delivered the Written Consent to us.

Pursuant to the Nevada Revised Statutes, our amended and restated articles of incorporation and our bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power of our outstanding voting stock, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Pursuant to the Nevada Revised Statutes, our amended and restated articles of incorporation and our bylaws, approval of the Reverse Split at a meeting would require the affirmative vote of at least a majority of the total number of shares of our outstanding common stock, series A preferred stock, series I preferred stock and series L preferred stock, voting together as a single class.

Holders of shares of our common stock and series L preferred stock are entitled to one (1) vote per share. Holders of shares of our series I preferred stock are entitled to five (5) votes per share. Each share of series A preferred stock is entitled to a number of votes at any time equal to (i) 25% of the number of votes then held or entitled to be made by all other equity securities of our company, including, without limitation, the common stock, plus (ii) one (1).

As of the Record Date, we had issued and outstanding 19,954,708 shares of common stock, 2 shares of series A preferred stock, 10,075,092 shares of series I preferred stock and 319,493 shares of series L preferred stock. As of the Record Date, the Majority Stockholders beneficially owned 5,007,3003 shares of common stock, 2 shares of series A preferred stock and 9,632,592 shares of series I preferred stock, or approximately 83.51% of the total votes eligible to be cast.

Accordingly, we have obtained all necessary corporate approvals. We are not seeking written consent from any other stockholder, and other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by Written Consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the action taken by the Majority Stockholders was by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our voting stock as of the Record Date by (i) each of our executive officers and directors; (ii) all of our executive officers and directors as a group; and (iii) each person who is known by us to beneficially own more than 5% of our outstanding common stock. Unless otherwise specified, the address of each of the persons set forth below is in care of our company, 3753 Howard Hughes Parkway, Suite 200, Las Vegas, NV 89169.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Voting Stock(2)
Daniel Thompson, Chairman of the Board(3)	Common Stock	43,153,111	40.72%
Alex Cunningham, Chief Executive Officer and Director(4)	Common Stock	45,341,984	42.79%
Matthew T. Shafer, CFO (5)	Common Stock	25,000	*
Gillard B. Johnson, III, Director	Common Stock	20,000	*
Cathy Pennington, Director	Common Stock	20,000	*
L. Jack Staley, Director	Common Stock	20,000	*
All directors and officers as a group (6 persons named above)	Common Stock	88,580,095	83.59%

* Less than 1%

(1)	Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Except as otherwise indicated, each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to our common stock.
(2)	Percentage of total voting stock represents total ownership with respect to all shares of our voting stock, which includes our common stock, series A preferred stock, series I preferred stock and series L preferred stock, voting as a single class. As of the Record Date, there were 19,954,708 shares of common stock, 2 shares of series A preferred stock, 10,075,092 shares of series I preferred stock and 319,493 shares of series L preferred stock issued and outstanding. Each share of common stock and series L preferred stock is entitled to one (1) vote per share and each share of series I preferred stock is entitled to five (5) votes per share. Each share of series A preferred stock is entitled to a number of votes at any time equal to 25% of the number of votes then held or entitled to be made by all other equity securities of our company, plus one (equivalent to 35,324,832 votes as of the Record Date). For each beneficial owner above, any options, warrants or other convertible securities exercisable within 60 days have been included in the denominator.
(3)	Includes (i) 2,474,337 shares of common stock held directly, (ii) 36,128 shares of common stock held by the 2007 Thompson Family Trust, (iii) 1 share of series A preferred stock held directly and (iv) 4,596,046 shares of series I preferred stock held directly. Mr. Thompson is the Trustee of the 2007 Thompson Family Trust and has voting and dispositive power over the shares held by it.
(4)	Includes (i) 4 shares of common stock held directly, (ii) 2,496,834 shares of common stock held by Alexander Hunt Cunningham, Sr. Revocable Trust, (iii) 1 share of series A preferred stock held directly and (iv) 5,036,546 shares of series I preferred stock held directly. Mr. Cunningham is the Trustee of Alexander Hunt Cunningham, Sr. Revocable Trust and has voting and dispositive power over the shares held by it.
(5)	Represents 5,000 shares of series I preferred stock.

We do not currently have any arrangements which if consummated may result in a change of control of our company.

3

THE REVERSE STOCK SPLIT

General

On November 14, 2025, the Majority Stockholders authorized the Board, in its discretion, to implement the Reverse Split, at a ratio of not less than 1-for-2 and not more than 1-for-6, at any time prior to March 31, 2026.

If the Board elects to implement the Reverse Split, we will implement the Reverse Split by filing the Charter Amendment with the Nevada Secretary of State’s Office. The form of the Charter Amendment is attached to this Information Statement as Appendix A.

Reasons for the Reverse Split

The primary purpose of the Reverse Split is to increase the per share market price of our common stock. The reduction in the number of issued and outstanding shares of our common stock as a result of the Reverse Split is, absent other factors, expected to proportionately increase the market price of our common stock to a level above the current market trading price.

The Board also believes that the Reverse Split will enhance the acceptability and marketability of our common stock to the financial community and the investing public and may mitigate any reluctance on the part of certain brokers and investors to trade in our common stock. Many institutional investors have policies prohibiting them from holding stocks in their own portfolios which trade at prices below certain levels. These policies reduce the number of potential investors in our common stock at its current market price. In addition, analysts at many leading brokerage firms are reluctant to recommend stocks to their clients, or monitor the activity of stocks, that trade at a price per share below certain levels. A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from dealing in stocks that trade at a price per share below certain levels. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of such stocks unattractive to brokers from an economic standpoint. Additionally, because brokers’ commissions on such stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our common stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. This factor may also limit the willingness of institutions to purchase our common stock.

Factors Influencing the Board of Directors’ Discretion in Implementing the Reverse Split

The Board intends to implement the Reverse Split if it believes that such an action is in the best interests of our company and our stockholders. Such determination, as well as the determination of the specific ratio to be utilized, will be based on factors such as existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the market price of our common stock. The Board will also consider factors such as the historical and projected performance of our common stock, our projected performance, prevailing market and industry conditions and general economic trends, and will place emphasis on the expected closing price of our common stock over the short and longer period following the effectiveness of the Reverse Split.

No further action on the part of our stockholders would be required to either effect or abandon the Reverse Split. Notwithstanding approval of the Reverse Split by stockholders, the Board may, in its discretion, determine to delay the effectiveness of the Reverse Split up until March 31, 2026, or abandon it altogether.

4

Effect of the Reverse Split

The immediate effect of the Reverse Split would be to reduce the number of shares of our common stock and to increase the trading price of our common stock. However, we cannot predict the specific effect of the Reverse Split upon the market price of our common stock. Based on the data we have reviewed, it appears that in some cases a reverse stock split improves stock performance while in other cases it does not, and in some cases a reverse stock split improves overall market capitalization while in other cases it does not. There is no assurance that the trading price of our common stock after the Reverse Split will rise in proportion to the reduction in the number of shares of our common stock outstanding as a result of the Reverse Split. Also, there is no assurance that the Reverse Split will lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of factors, such as our operating results and other factors related to our business and general market conditions.

Additionally, the liquidity of trading in our common stock may be harmed by the Reverse Split given the reduced number of shares that would be outstanding after the Reverse Split, particularly if the expected increase in the per share stock price as a result of the Reverse Split is not sustained. In addition, the Reverse Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock. Following the Reverse Split, the resulting per share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

As a summary and for illustrative purposes only, the following table reflects the approximate number of shares of our common stock that would be outstanding as a result of the potential Reverse Split ratios within the range above based on 19,954,708 shares of our common stock outstanding as of the Record Date, without accounting for fractional shares, which will be rounded up to the nearest whole share:

Proposed Ratio	Shares Outstanding
1-for-2	9,977,354
1-for-3	6,651,569
1-for-4	4,988,677
1-for-5	3,990,942
1-for-6	3,325,785

The resulting decrease in the number of shares of our common stock outstanding could potentially impact the liquidity of our common stock, especially in the case of larger block trades.

Our stockholders should recognize that if the Reverse Split is effected, they will own a smaller number of shares than they currently own (approximately equal to the number of shares owned immediately prior to the Reverse Split divided by the selected block factor (i.e. two, three, four, etc.) and after giving effect to the rounding up of fractional shares to the nearest whole share, as described below). The Reverse Split would not affect any stockholder’s percentage ownership interests in our company or such stockholder’s proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share.

Fractional Shares

The Reverse Split will affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that Reverse Split would result in such stockholder owning a fractional share. No fractional shares will be issued. Instead, stockholders that would otherwise be entitled to receive a fractional share will have such fractional share rounded up to the nearest whole share.

5

Accounting Treatment

The par value of our common stock will remain unchanged after the Reverse Split. As a result, on the effective date of the Reverse Split, the stated capital on the balance sheet attributable to our common stock will be reduced proportionally from its present amount, and the additional paid-in capital account will be increased by the amount by which the stated capital is reduced. The per share common stock net income or loss and any other per share amount will be increased because there will be fewer shares of common stock outstanding and we will adjust historical per share amounts set forth in our future financial statements. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

Material U.S. Federal Income Tax Considerations Related to the Reverse Split

The following is a general summary of the material U.S. federal income tax considerations related to the Reverse Split that may be relevant to U.S. Holders (as defined below) of our common stock that hold our common stock as a “capital asset” (generally property held for investment), but does not purport to be a complete analysis of all potential tax considerations. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or any rulings from the Internal Revenue Service regarding the matters discussed below. There can be no assurance the Internal Revenue Service or a court will not take a contrary position with respect to the tax consequences of the Reverse Split described below.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to a holder in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax consequences applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

•	persons that are not U.S. Holders;
•	U.S. Holders who hold common stock through non-U.S. brokers or other non-U.S. intermediaries;
•	banks, insurance companies or other financial institutions;
•	tax-exempt or governmental organizations;
•	dealers in securities or foreign currencies;
•	persons whose functional currency is not the U.S. dollar;
•	real estate investment trusts or regulated investment companies;
•	corporations that accumulate earnings to avoid U.S. federal income tax;
•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;
•	persons subject to the alternative minimum tax;
•	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;
•	persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan; and
•	persons that hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED TO BE TAX ADVICE. THE TAX CONSEQUENCES OF THE REVERSE SPLIT MAY NOT BE THE SAME FOR ALL HOLDERS OF OUR COMMON STOCK. HOLDERS OF OUR COMMON STOCK ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

6

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust (a) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (b) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) to consult their tax advisors regarding the U.S. federal income tax consequences of the Reverse Split to them.

The Reverse Split should be treated as a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss as a result of the Reverse Split. A U.S. Holder’s aggregate tax basis in its post-Reverse Split shares of our common stock should equal the aggregate tax basis of its pre-Reverse Split shares of our common stock, and such U.S. Holder’s holding period in its post-Reverse Split shares of our common stock should include the holding period in its pre-Reverse Split shares of our common stock. A U.S. Holder that holds shares of our common stock acquired on different dates and at different prices should consult its tax advisor with regard to identifying the bases or holding periods of the particular shares of common stock it holds after the Reverse Split.

7

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Our directors and executive officers, and each associate of the foregoing persons, have no substantial interests, directly or indirectly, in the Reverse Split, except to the extent of their ownership of shares of common stock and securities convertible or exercisable for common stock.

DISSENTER’S RIGHTS OF APPRAISAL

Neither the Nevada Revised Statutes nor our amended and restated articles of incorporation provide holders of our common stock with dissenters’ or appraisal rights in connection with the Reverse Split.

STOCKHOLDERS ENTITLED TO INFORMATION STATEMENT

This Information Statement is being mailed to you on or about December 2, 2025.  We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

Our board of directors established November 14, 2025 as the record date for the determination of stockholders entitled to receive this Information Statement.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We may deliver only one Information Statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Information Statement to a stockholder at a shared address to which a single copy was delivered, upon written or oral request to us at the following address and telephone number:

Cardiff Lexington Corporation

3753 Howard Hughes Parkway, Suite 200

Las Vegas, NV 89169

Attn: Corporate Secretary

Phone: (844) 628-2100

In addition, a stockholder can direct a notification to us at the phone number and mailing address listed above that the stockholder wishes to receive a separate information statement in the future. Stockholders sharing an address that receive multiple copies can request delivery of a single copy of the information statements by contacting us at the phone number and mailing address listed above.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Additionally, we will make these filings available, free of charge, on our website at www.cardifflexington.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this Information Statement and is not incorporated by reference into this Information Statement.

8

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Cardiff Lexington Corporation Entity or Nevada Business Identification Number (NVID): NV20212069394
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 83.5% Or ☐ No action by stockholders is required, name change only.
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: ____ Jurisdiction of formation: ____ Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) ____ * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 9/1/2023

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: 12:01 AM EST (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) See below. (attach additional page(s) if necessary)
6. Signature: (Required)	X ______________________ Title: ______ Signature of Officer or Authorized Signer X ______________________ Title: ______ Signature of Officer or Authorized Signer *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Article III of the Amended and Restated Articles of Incorporation is hereby amended by adding the following at the end of such Article III:

"Effective as of _________, each _________ shares of the issued and outstanding Common Stock shall be reclassified and combined into 1 share of Common Stock (the "Reverse Split"). No fractional shares shall be issued in connection with the Reverse Split. Any fractional share that would otherwise be issued as a result of the Reverse Split shall be rounded up to the next whole share."

This form must be accompanied by appropriate fees.

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Revised: 9/1/2023